Execution Version

Exhibit 10.4

AMENDMENT NO. 2 TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”)  entered into and effective as of October 8, 2014 (the “Effective Date”) is by and among Callon Petroleum Company, a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party hereto (the “Guarantors”), the Lenders party hereto (as defined below), and JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as an issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.The Borrower is party to that certain Fifth Amended and Restated Credit Agreement dated as of March 11, 2014 among the Borrower, the financial institutions party thereto from time to time, as lenders (the “Lenders”), the Administrative Agent and the Issuing Lender (as amended by that certain Amendment No. 1 to Fifth Amended and Restated Credit Agreement dated June 11, 2014, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.The Borrower has notified the Administrative Agent and the Lenders that it intends to acquire certain assets (collectively, the “Acquisition Properties”) pursuant to the terms of the Purchase and Sale Agreement dated August 29, 2014 (the “Purchase and Sale Agreement”) among the Borrower, as buyer, and the working interest owners of the Acquisition Properties, as sellers (collectively, the “Sellers”) (the Purchase and Sale Agreement, together with all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended, the “Acquisition Documents”).

C.Subject to the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as provided herein.

Now Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Defined Terms.  As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement (as amended hereby), unless expressly provided to the contrary.

Section 2.Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified.  The words “hereof”,  “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 3.Amendments to Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions where alphabetically appropriate to read as follows:

“Existing Second Lien Credit Agreement” means the Credit Agreement dated as of March 11, 2014 among Borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, National Association in its capacity as the administrative agent for such lenders, as amended, restated, supplemented or otherwise modified.

“Second Amendment Effective Date” means October 8, 2014.

“Specified Hedge Contracts” means Hedge Contracts other than (i) puts or floors for which there exists no deferred obligation to pay the related premium or other purchase price and (ii) basis differential swaps.

(b)The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

 “Letter of Credit Sublimit” means, as of any date of determination, an amount equal to $25,000,000.

“Second Lien Administrative Agent” means The Royal Bank of Canada in its capacity as the administrative agent under the Second Lien Loan Documents, and its permitted successors and assigns in such capacity.

“Second Lien Credit Agreement” means the Credit Agreement dated as of October 8, 2014 among Borrower, Second Lien Administrative Agent, and the Second Lien Lenders, as amended, restated, supplemented or otherwise modified but only to the extent permitted under the terms of the Intercreditor Agreement.

(c)The definition of “EBITDAX” in Section 1.01 of the Credit Agreement is hereby amended by replacing the parenthetical “(with respect to acquisitions of Equity Interests)” with the parenthetical “(with respect to acquisitions of 100% of the Equity Interests of any Person)”.

(d)Section 2.02(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(g)Borrowing Base Adjustment for Incurrence of Certain Debt.  In addition to Borrowing Base redeterminations and adjustments set forth in clauses (b) through (d) and (f) above, upon the incurrence of any Second Lien Debt in excess of $300,000,000 or any Senior Unsecured Debt (other than Senior Unsecured Debt the proceeds of which are used to refinance Second Lien Debt to the extent permitted by Section 6.02(h)), the Borrowing Base shall be automatically reduced by an amount equal to twenty-five percent (25%) of the principal amount of such Senior Unsecured Debt incurred.

(e)The Credit Agreement is hereby amended to add the following new Section 5.13 as follows:

Section 5.13.Required Commodity Hedges.  On or before the Second Amendment Effective Date, the Borrower shall enter into and maintain Hedge Contracts with Swap Counterparties such that the aggregate notional volume of all crude oil and natural gas under all Hedge Contracts for each month in the period commencing on the Second Amendment Effective Date and ending on December 31, 2015 is at least 85% of forecasted production from PDP Reserves for each such month during such period (with at least 50% (or, if such percentage would cause the Borrower to violate the restrictions on Hedge Contracts under Section 6.14, the highest percentage that would not cause the Borrower to violate such restrictions) of such Hedge Contracts, by volume, to be comprised of Specified Hedge Contracts, and the remainder of such Hedge Contracts (other than Specified Hedge Contracts) to be on terms reasonably acceptable to the Lead Arranger).  To the extent that this specified volume is in excess of the amount allowed under Section 6.14(b)(ii) and Section 6.14(b)(iii), any excess volumes shall be hedged within 30 days after the Second Amendment Effective Date.

(f)Section 6.01(n) of the Credit Agreement is hereby amended by replacing the reference to “$5,000,000” with a reference to “$10,000,000”.

(g)Section 6.02(c) of the Credit Agreement is hereby amended by replacing the reference to “$7,500,000” with a reference to “$10,000,000”.

(h)Section 6.02(i) of the Credit Agreement is hereby amended by replacing the reference to “$10,000,000” with a reference to “$15,000,000”.

(i)Section 6.04(b)(iv) of the Credit Agreement is hereby amended by replacing the reference to “$12,500,000” with a reference to “$15,000,000”.

(j)Section 6.06(j) of the Credit Agreement is hereby amended by replacing the reference to “$15,000,000” with a reference to “$17,500,000”.

(k)Section 6.02(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(h)the Second Lien Debt under the Second Lien Loan Documents subject to the terms of the Intercreditor Agreement; provided that (i) the principal amount thereof shall not exceed $300,000,000; provided that such principal amount may be increased from time to time so long as, on a pro forma basis after giving effect thereto and the use of proceeds thereof, the Leverage Ratio shall not be greater than 2.50 to 1.00; and (ii) such Debt does not have a maturity date that is on or earlier than the date six months after the Maturity Date; and any refinancings, refundings, replacements, renewals and extensions of such Second Lien Debt with the proceeds of Senior Unsecured Debt or Refinancing Preferred Stock of the Borrower; provided that any such Senior Unsecured Debt or Refinancing Preferred Stock is in an aggregate principal amount not greater than the aggregate principal amount of the Debt being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and an amount equal to any unutilized active commitment under the Debt being renewed or refinanced; provided further that, the foregoing conditions are not, and shall not be construed as, an increase in the dollar limit in clause (h)(i) above nor an amendment of the specific requirements set forth in clause (h)(ii) and the definitions of Senior Unsecured Debt and Refinancing Preferred Stock; and

(l)Section 6.14 of the Credit Agreement is hereby amended by adding the following proviso to the end of clause (b)(ii)(A)(2) thereof:

;  provided that for any such month in the period commencing on the Second Amendment Effective Date and ending on December 31, 2015, such percentage shall be increased to 100%

(m)Section 6.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.19Current Ratio.  The Borrower shall not permit, as of the end of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2014, the ratio of (a) its consolidated current assets to (b) its consolidated current liabilities, to be less than 1.00 to 1.00.  For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, (A) the aggregate Unused Commitment Amount and (B), for the fiscal quarter ending September 30, 2014 only, an amount equal to that portion of the Unused Commitment Amount (as defined in the Existing Second Lien Credit Agreement) for which all applicable conditions precedent to borrowing in the Existing Second Lien Credit Agreement would be satisfied if a borrowing were requested to be made on such date (including, without limitation, the condition set forth in Section 3.03(a) of the Existing Second Lien Credit Agreement), but shall exclude, as of the date of calculation (X) any cash or securities subject to Liens permitted by Section 6.01(l) and (Y) any assets representing a valuation account arising from the application of ASC 815 and 410, and (ii) “current liabilities” shall exclude, as of the date of calculation, (A) for each fiscal quarter ending on or after December 31, 2014, the current portion of long-term Debt existing under this Agreement and the Second Lien Credit Agreement (other than any scheduled amortization payments prior to the stated maturity thereof), (B) for the fiscal quarter ending September 30, 2014 only, the current portion of long-term Debt existing under this Agreement and the Existing Second Lien Credit Agreement (other than any scheduled amortization payments prior to the stated maturity thereof), and (C) any liabilities representing a valuation account arising from the application of ASC 815 and 410.

(n)Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.20Leverage Ratio.  The Borrower shall not permit, as of the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, the Leverage Ratio to be greater than 4.00 to 1.00.  For the fiscal quarters ending December 31, 2014 through June 30, 2015, EBITDAX shall be determined as follows: (i) EBITDAX for the fiscal quarter ended December 31, 2014 shall be EBITDAX for the fiscal quarter period then ended multiplied by 4, (ii) EBITDAX for the fiscal quarter ended March 31,  2015 shall be EBITDAX for the two-fiscal quarter period then ended multiplied by 2, and (iii) EBITDAX for the fiscal quarter ended June 30, 2015 shall be EBITDAX for the three-fiscal quarter period then ended multiplied by 4/3.

(o)Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 8.11Relationship of Administrative Agents.  Each of the Borrower and each Lender (a) acknowledges that JPMCB (in its capacity as Administrative Agent, Issuing Lender and/or Lender hereunder or otherwise, the “JPM First Lien Parties”) and JPMCB (in its capacity as a Second Lien Lender under the Second Lien Credit Agreement, should JPMCB serve in such capacity, or otherwise, the “JPM Second Lien Parties”) are separate business units of JPMorgan Chase & Co. and that the rights and obligations of the JPM First Lien Parties and the JPM Second Lien Parties and their respective Affiliates under the Loan Documents and under the Second Lien Loan Documents are separate and distinct, are exercisable in the sole discretion of each such party and shall not be merged in law or in equity; (b) acknowledges that the consent, approval, waiver or other action by the JPM First Lien Parties does not constitute a consent, approval, waiver or other action by the JPM Second Lien Parties, and that any such action by the JPM Second Lien Parties similarly does not bind the JPM First Lien Parties; (c) acknowledges that it will communicate separately with each of the JPM First Lien Parties and the JPM Second Lien Parties, and distribute information separately to each of the JPM First Lien Parties and the JPM Second Lien Parties as required under the Loan Documents; and (d) consents to the JPM First Lien Parties and the JPM Second Lien Parties and their respective officers, employees, advisors and Affiliates working together and sharing information about the Borrower, its Subsidiaries and each Lender.  Notwithstanding any consent to share information, neither the Borrower nor any Lender should assume that the JPM First Lien Parties and the JPM Second Lien Parties have shared information between them.

(p)Exhibit B to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety in the form attached hereto as Exhibit B.

Section 4.Borrowing Base Increase.  Effective as of the Effective Date, the Borrowing Base is hereby increased from $155,000,000.00 to $250,000,000.  Once effective, the new Borrowing Base amount shall remain in effect at that level until the Borrowing Base is redetermined or reduced in accordance with the Credit Agreement.

Section 5.Representations and Warranties.

(a)The Borrower and each Guarantor hereby represents and warrants that: (i) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (ii) after giving effect to this Amendment, no Default has occurred and is continuing; (iii) the execution, delivery and performance of this Amendment are within the limited liability company, limited partnership, or corporate power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings; (iv) this Amendment constitutes the legal, valid, and binding obligation of the Borrower and each Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment;  and (vi) the Liens under the Security Instruments are valid and subsisting and secure the Obligations, as amended hereby.

(b)Notwithstanding anything to the contrary contained herein, in the Credit Agreement or in any other Loan Document to the contrary, (i) the only representations and warranties relating to the Sellers, the Acquisition Properties, the Borrower and its Subsidiaries and their respective businesses the accuracy of which shall be a condition to the increase of the Borrowing Base described in Section 4 and the availability of the Advances and Letters of Credit up to the amount of such increased Borrowing Base on the Effective Date shall be (A) such of the representations made by the Sellers with respect to the Acquisition Properties in the Acquisition Documents as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Documents as a result of a breach of such representations in the Acquisition Documents and (B) the Specified Representations (as defined below) and (ii) the terms of the Loan Documents shall be in a form such that they do not impair the availability of the Loans and Letters of Credit up to the amount of such increased Borrowing Base on the Effective Date if the conditions set forth in Section 6 hereof are satisfied (it being understood that, to the extent any lien search or security interest in any Collateral is not or cannot be provided and/or perfected on the Effective Date (other than (x) Uniform Commercial Code, tax and judgment lien searches, (y) the pledge and perfection of the security interests in assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code and (z) the delivery of unrecorded Mortgages (or supplements thereto) which, together with all existing Mortgages delivered and in effect encumber at least 80% of the PV 9 of all of the Borrower’s and the Guarantors’ Oil and Gas Properties constituting Proven Reserves, including the Acquisition Properties, as evaluated in the Acquisition Engineering Report (as defined below)) after the Borrower’s use of commercially reasonable efforts to do so, then the provision of such lien search and the provision and/or perfection of a Lien and security interest in such Collateral shall not constitute a condition precedent to the increase of the Borrowing Base described in Section 4 and the availability of the Advances and Letters of Credit on the Effective Date, but instead shall be required to be delivered after the Effective Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably.  For purposes hereof, “Specified Representations” means the representations and warranties in the Credit Agreement relating to corporate existence and good standing of the Borrower and its Subsidiaries; power and authority, due authorization, execution and delivery and enforceability, in each case, related to, the entering into and performance of the Loan Documents; non-contravention of the Loan Documents with the Borrower’s and each of its Subsidiaries’ organizational documents or applicable law; solvency as of the Effective Date (after giving effect to the transactions contemplated hereby) of the Borrower and its Subsidiaries on an individual basis; use of proceeds; Federal Reserve margin regulations; the Investment Company Act; and creation, validity and, subject to the parenthetical in the immediately preceding sentence, perfection of Liens and security interests in the collateral.

Section 6.Conditions to Effectiveness.    This Amendment shall become effective as of the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:

(i)this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders;

(ii)copies, certified as of the Effective Date by a Responsible Officer or the secretary or an assistant secretary of the Borrower of (A) the resolutions of the board of directors of the Borrower approving this Amendment and the Loan Documents to which the Borrower is a party (or certifying that such resolutions have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (B) the articles or certificate of incorporation and the bylaws of the Borrower (or certifying that such documents have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (C) certificates of good standing and existence for the Borrower in (1) the state, province or territory in which the Borrower is organized and (2) each other state, province or territory in which the Borrower is required to be qualified to do business under Section 5.03 of the Credit Agreement, which certificates shall be dated a date not earlier than 30 days prior to the date hereof, and (D) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

(iii)copies, certified as of the Effective Date by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the board of directors (or other applicable governing body) of such Guarantor approving this Amendment and the Loan Documents to which such Guarantor is a party (or certifying that such resolutions have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (B) the articles or certificate (as applicable) of incorporation (or organization) and bylaws of such Guarantor (or certifying that such documents have not been amended or otherwise modified since the date they were previously delivered to the Administrative Agent), (C) certificates of good standing and existence for such Guarantor in (1) the state, province or territory in which such Guarantor is organized and (2) each other state, province or territory in which such Guarantor is required to be qualified to do business under Section 5.03 of the Credit Agreement, which certificates shall be dated a date not earlier than 30 days prior to the date hereof, and (D) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

(iv) (A) a certificate of a Responsible Officer of the Borrower certifying: (1) that, on the Effective Date, the Borrower has consummated the Acquisition in accordance with the terms and conditions of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders (as determined by the Administrative Agent) unless approved by the Administrative Agent and acquired substantially all of the Properties contemplated by the Acquisition Documents; (2) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment; (3) that attached thereto is a true and complete list of the Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as  title defect,  preferential purchase right,  environmental or  casualty loss; (4) that attached thereto is a true and complete list of all Acquisition Properties for which the seller has elected to cure a title defect, (5) that attached thereto is a true and complete list of all Acquisition Properties for which the seller has elected to remediate an adverse environmental condition, and (6) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right;  and (7) a true and complete executed copy of the Purchase and Sale Agreement each of the other material Acquisition Documents, which other material Acquisition Documents (other than the Purchase and Sale Agreement) and any amendments, supplements or modifications to the Purchase and Sale Agreement shall be reasonably acceptable to the Administrative Agent; (B) evidence of all consents and approvals required pursuant to the terms of the Acquisition Documents, including the consent of the board of directors, members, managers or partners, as applicable, of each Seller who is a corporation, limited liability company or partnership authorizing the Purchase and Sale Agreement and the transactions thereunder, and (C) such other related documents and information as the Administrative Agent shall have reasonably requested;

(v)a copy of (A) an Internal Engineering Report dated as of May 1, 2014, and (B) an Independent Engineering Report dated as of May 1, 2014  prepared by Ryder Scott Co. LP as to the Acquisition Properties (collectively, the “Acquisition Engineering Report”); and

(vi)duly executed counterparts of Mortgages (or supplements thereto) which, together with all existing Mortgages delivered and in effect, is sufficient, after giving effect to the Acquisition, to grant to the Administrative Agent an Acceptable Security Interest on at least 80% of the PV 9 of all of the Borrower’s and the Guarantors’ Oil and Gas Properties constituting Proven Reserves, including the Acquisition Properties, as evaluated in the Acquisition Engineering Report.

(b)Title.  The Administrative Agent shall have received such title information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent in form and substance, on at least 80% of the PV 9 of all of the Borrower’s and the Guarantors’ Oil and Gas Properties constituting Proven Reserves, including the Acquisition Properties, as evaluated in the Acquisition Engineering Report.

(c)Liens.  The Administrative Agent shall have received satisfactory evidence that any Liens on the Acquisition Properties have been released or terminated (other than Permitted Liens);

(d)Second Lien Credit Agreement.  (i) The Borrower shall have entered into the Second Lien Credit Agreement, (ii) the terms and conditions thereof shall be reasonably satisfactory to the Administrative Agent and the Lenders, (iii) the conditions precedent set forth in Article VI of the Second Lien Credit Agreement shall have been satisfied or waived in writing on or prior to the date hereof, and (iv) the Borrower shall have received proceeds of the loans thereunder in the amount of $300,000,000 (less fees and any original issue discount).  The Borrower shall have delivered to the Administrative Agent true, correct and complete copies (certified to be such by the Borrower) of the Second Lien Credit Agreement and each other material agreement, instrument, or document executed by the Borrower or any Guarantor or any of their respective officers at any time in connection with the Second Lien Credit Agreement on or before the Effective Date and such documents are reasonably satisfactory to the Administrative Agent.

(e)Payment in Full of Existing Debt.  On the Effective Date (or substantially simultaneously with the Effective Date), all Debt of the Borrower and its Subsidiaries owing in respect of the Existing Second Lien Credit Agreement shall have been paid in full, all commitments (if any) in respect of the Existing Second Lien Credit Agreement shall have been terminated, and all guarantees therefor and all Liens and security therefor shall have been discharged and released; and the Administrative Agent shall have received a copy of a “pay-off” letter (or such other evidence) in form and substance satisfactory to the Administrative Agent with respect to all Debt under the Existing Second Lien Credit Agreement; and the Administrative Agent shall have received copies from the Borrower or the Second Lien Administrative Agent of UCC (or equivalent) termination statements, mortgage releases, releases of assignments of leases and rents, and other instruments which terminate all Liens securing the Debt under the Existing Second Lien Credit Agreement.

(f)Representations and Warranties.  Subject to Section 5(b), the representations and warranties in this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and no Default shall have occurred and be continuing.

(g)Delivery of Financial Statements.  The Administrative Agent and the Lenders shall have received true and correct copies of summary pro forma historical consolidated financial data for the Borrower and its Subsidiaries for the two-fiscal quarter period most recently ended prior to the Effective Date and the year ended December 31, 2013, in each case, after giving pro forma effect to the Acquisition and the other transactions contemplated hereby.

(h)Hedge Contracts.  The Borrower shall enter into all Hedge Contracts as required by Section 5.13 of the Credit Agreement (after giving effect to the amendments contained herein).

(i)Consents, Licenses, Approvals, etc.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that all consents, licenses and approvals required in accordance with applicable Legal Requirements, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents have been obtained.  In addition, the Borrower, the Guarantors and their respective Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower, such Guarantors and such Subsidiaries and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

(j)No Proceeding or Litigation; No Injunctive Relief.  No action, suit, investigation or other proceeding (including the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with (A) any of the Oil and Gas Properties or other Properties of the Borrower and its Subsidiaries which, in the Administrative Agent’s sole discretion, could reasonably be expected to result in a Material Adverse Change or (B) this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(k)Fees.  On the Effective Date, the Borrower shall have paid the fees required by the Fee Letter dated August 29, 2014 and all costs and expenses that have been invoiced not less than two (2) days prior to the Effective Date and are payable pursuant to Section 9.04 of the

Credit Agreement, together with such additional amounts as shall constitute the Administrative Agent’s counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages and Uniform Commercial Code financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between the Borrower and the Administrative Agent.

Section 7.Acknowledgments and Agreements.

(a)The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  Except as expressly set forth herein, this Amendment shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender, or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)The Borrower, each Guarantor, Administrative Agent, the Issuing Lender and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Loan Documents, and the Guaranty, are not impaired in any respect by this Amendment.

(d)From and after the date hereof, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment and the other documents executed pursuant hereto.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(e)From and after the Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Credit Agreement as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 8.Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 9.Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Amendment may be executed by facsimile or other electronic signature and all such signatures shall be effective as originals.

Section 10.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.Invalidity.  In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 12.Governing Law.    This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 13.Entire Agreement. THIS Amendment, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE OTHER LOAN DOCUMENTS, ANY TREASURY MANAGEMENT AGREEMENTS WITH A TREASURY MANAGEMENT BANK, AND ANY HEDGE CONTRACTS WITH SWAP COUNTERPARTIES, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	CALLON PETROLEUM COMPANY
By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and
Treasurer

GUARANTOR:	CALLON PETROLEUM OPERATING
COMPANY
By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and
Treasurer

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent, an
Issuing Lender and a Lender

By: /s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Authorized Officer

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	REGIONS BANK

By: Michael Kutcher
Name: Michael Kutcher
Title: Assistant Vice President

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	CITIBANK, N.A.

By: /s/ Daniel A. Davis
Name: Daniel A. Davis
Title: SVP

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Matthew L. Molero
Name: Matthew L. Molero
Title: Sr. Vice President

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	KEYBANK NATIONAL ASSOCIATION

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	WHITNEY BANK

By: /s/ William Jockhetz
Name: William Jochetz
Title: Vice President

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	IBERIABANK, N.A.

By: /s/ Kevin P. Rafferty
Name: Kevin P. Rafferty
Title: Regional President of Texas

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	ONEWEST BANK N.A.

By: /s/ Whitney Randolph
Name: Whitney Randolph
Title: Senior Vice President

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	SUNTRUST BANK

By: /s/ John Kovarik
Name: John Kovarik
Title: Vice President

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)

LENDER:	ROYAL BANK OF CANADA

By: /s/ Kristan Spivey
Name: Kristan Spivey
Title: Authorized Signatory

Signature page to

Amendment No. 2 to Fifth Amended and Restated Credit Agreement

(Callon Petroleum Company)